UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Advisory Board Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

IMPORTANT REMINDER TO VOTE YOUR PROXY

                October 26, 2017

Dear Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of The Advisory Board Company (or ABCO), which is scheduled to be held on Wednesday, November 15, 2017 at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time (or the Special Meeting). Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Special Meeting you will be asked to (i) adopt the Agreement and Plan of Merger, dated as of August 28, 2017 (as it may be amended from time to time, the Merger Agreement), by and among ABCO, OptumInsight, Inc., a Delaware corporation (or Optum), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Optum, which proposal we refer to as the merger proposal, (ii) approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, which proposal we refer to as the adjournment proposal, and (iii) approve, by a nonbinding advisory vote, certain compensation that will or may become payable by ABCO to its named executive officers in connection with the merger contemplated by the Merger Agreement, which proposal we refer to as the merger-related named executive officer compensation proposal.

PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY

COMPLETING AND MAILING THE ENCLOSED PROXY CARD

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. Failure to vote your shares will have the same effect as a vote “AGAINST” the merger proposal.

ABCO’s Board of Directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the adjournment proposal and “FOR” the merger-related named executive officer compensation proposal.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Please make sure your voice is heard in this important matter effecting your investment. Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect (212) 929-5500 or at proxy@mackenziepartners.com

If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Sincerely,

The Advisory Board Company

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed merger will be submitted to ABCO stockholders for their consideration at a special meeting of ABCO stockholders to be held on November 15, 2017 at ABCO’s offices at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time. In connection with the proposed merger, ABCO filed a definitive proxy statement and form of proxy card with the Securities and Exchange Commission (or the SEC) on October 11, 2017, and a supplement to the definitive proxy statement on October 20, 2017. ABCO mailed the definitive proxy statement to ABCO stockholders of record as of October 5, 2017, the record date for the special meeting. This communication is not a substitute for the definitive proxy statement or the supplement to the definitive proxy statement. BEFORE MAKING ANY VOTING DECISIONS, ABCO STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of the definitive proxy statement, supplement to the definitive proxy statement and other relevant materials are available free of charge on the SEC’s web site at http://www.sec.gov or on ABCO’s website at http://investors.advisoryboardcompany.com/Docs/.